Exhibit 99.1

Higher One Holdings, Inc. Reports Fourth Quarter and Full Year 2015 Financial Results

●	Fourth quarter gross revenue equals $49.4 million, full year revenue equals $204.2

●	Payments revenue in the fourth quarter increases 5%, to $21.4 million

●	Campus Labs divestiture closed, gain of $58.2 million realized

New Haven, CT, February 18, 2016 – Higher One Holdings, Inc. (NYSE: ONE) (“Higher One” or the “Company”), today announced financial results for the fourth quarter and full year for 2015. The Company reported fourth quarter 2015 gross revenue of $49.4 million, compared to $53.1 million in the fourth quarter 2014, and full year revenue of $204.2 million, compared to $214.4 million in 2014. Non-GAAP adjusted diluted EPS was $0.10 for the quarter and $0.44 for the full year 2015, compared to $0.14 for the fourth quarter and $0.59 for the full year of 2014.

Marc Sheinbaum, President and Chief Executive Officer, said, “We experienced solid organic growth in our Payments business this quarter, as processing volumes grew and we continued to add new business.”

Sheinbaum added, “We also executed on three key initiatives this quarter, which are vital to moving the company forward. First, we closed on the sale of the Campus Labs business and simultaneously used a portion of the proceeds to pay down a significant portion of our debt. Second, we entered into consent orders with both the Federal Reserve and the FDIC which include agreements on the total amount of customer restitution and penalties. Finally, we signed an agreement with Customers Bank under which we will sell our Disbursements business in a transaction we expect to close in the second quarter of 2016. By executing on these three actions, we are now better positioned to review the strategic options for the remaining Payments business.”

GAAP financial results for the fourth quarter of 2015 compared to the fourth quarter of 2014:

●

Gross revenue decreased 7% to $49.4 million in the fourth quarter of 2015, compared to revenue of $53.1 million for the fourth quarter of 2014. Net revenue reflects an increase in the allowance for potential customer restitution from $30.6 million to $55.0 million, related to the Federal Reserve and FDIC settlements. As a result, net revenue was $24.4 million lower than gross revenue this quarter.

●

The Company recorded net income of $16.7 million for the fourth quarter of 2015, compared to net income of $4.1 million recorded for the fourth quarter of 2014. The net income recorded in the fourth quarter of 2015 reflects the gain on the sale of the Campus Labs business. GAAP diluted earnings per share was $0.34 for the fourth quarter of 2015, compared to GAAP diluted earnings per share of $0.09 for the fourth quarter of 2014.

GAAP financial results for full year 2015 compared to full year 2014:

●	Full year gross revenue decreased 5% to $204.2 million in 2015, compared to revenue of $214.4 million for the full year 2014.
●

The Company recorded net income of $10.9 million in 2015, compared to net income of $15.0 million recorded for the full year 2014. GAAP diluted earnings per share was $0.23 for 2015, compared to GAAP diluted earnings per share of $0.31 for 2014.

Non-GAAP financial results for the fourth quarter of 2015 compared to the fourth quarter of 2014:

●	Non-GAAP adjusted EBITDA was $11.9 million in the fourth quarter of 2015, compared to $14.7 million in the fourth quarter of 2014
●	Non-GAAP adjusted net income was $4.8 million for the fourth quarter of 2015, compared to $6.7 million for the fourth quarter of 2014
●	Non-GAAP adjusted diluted earnings per share was $0.10 for the fourth quarter of 2015, compared to $0.14 for the fourth quarter of 2014

Non-GAAP financial results for the full year 2015 compared to the full year 2014:

●	Non-GAAP adjusted EBITDA was $51.4 million in 2015, compared to $59.6 million in 2014
●	Non-GAAP adjusted net income was $21.0 million for the full year 2015, compared to $28.4 million for the full year 2014
●	Non-GAAP adjusted diluted earnings per share was $0.44 for the year, compared to $0.59 for the full year 2014

In addition to consolidated financial information, the Company is providing select financial information for its three lines of business: Disbursements; Payments; and Data Analytics.

Business-line financial results for the fourth quarter of 2015 compared to the fourth quarter of 2014 (in thousands):

●

Disbursements revenue is comprised of both subscription fees for our Refund Management disbursement service as well as the transaction-based sources of interchange and service fees derived through OneAccounts. The loss from operations in the fourth quarter of 2015 reflects the impact of the Federal Reserve and FDIC settlements, which resulted in an additional allowance for customer restitution of $24.4 million and civil money penalties and related administrative costs of $6.0 million.

Disbursements		2015	2014	% Change
	Gross Revenue	$28,006	$32,887	-14.8%
	Adjusted EBITDA	5,271	7,623	-30.9%
	Income (loss) from Operations	(28,876)	4,620	NM

●

Payments revenue is derived through our CASHNet and Campus Solutions products and consists of recurring software subscription fees as well as transactional fees generated by payment plan enrollments and payment processing convenience fees.

Payments		2015	2014	% Change
	Gross Revenue	$21,351	$20,238	5.5%
	Adjusted EBITDA	6,134	5,689	7.8%
	Income from Operations	3,234	2,809	15.1%

●

Data Analytics revenue was derived through our Campus Labs products and was comprised mostly of subscription fees, accompanied by smaller one-time support and implementation fees. The Data Analytics business was sold during the fourth quarter of 2015 and the results of the Data Analytics business are presented as discontinued operations. The Data Analytics business generated adjusted EBITDA of $539 and $1,435 during the fourth quarter of 2015 and 2014, respectively. The results of the fourth quarter of 2015 reflect the period through the disposition of the business on November 25, 2015, whereas the fourth quarter of 2014 reflects a full quarter of activity.

Business-line financial results for the full year 2015 compared to the full year 2014 (in thousands):

●

Disbursements revenue is comprised of both subscription fees for our Refund Management disbursement service as well as the transaction-based sources of interchange and service fees derived through OneAccounts.

Disbursements		2015	2014	% Change
	Gross Revenue	$120,936	$136,720	-11.5%
	Adjusted EBITDA	24,030	35,941	-33.1%
	Income (loss) from Operations	(44,941)	15,132	NM

●

Payments revenue is derived through our CASHNet and Campus Solutions products and consists of recurring software subscription fees as well as transactional fees generated by payment plan enrollments and payment processing convenience fees.

Payments		2015	2014	% Change
	Gross Revenue	$83,272	$77,693	7.2%
	Adjusted EBITDA	22,083	18,507	19.3%
	Income from Operations	10,007	6,976	43.4%

●

Data Analytics revenue was derived through our Campus Labs products and was comprised mostly of subscription fees, accompanied by smaller one-time support and implementation fees. The Data Analytics business was sold during the fourth quarter of 2015 and the results of the Data Analytics business are presented as discontinued operations. The Data Analytics business generated adjusted EBITDA of $5.3 million and $5.1 during 2015 and 2014, respectively. The results for this line of business for 2015 reflect the year through the disposition of the business on November 25, 2015, whereas the results for 2014 reflect a complete year of activity.

Conference Call Information

Higher One will host a conference call at 8:30 a.m. EST today to discuss fourth quarter results. The dial-in phone number is 866-499-3420 for domestic listeners and 678-562-4219 for international listeners. The conference ID number is 18902953. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One’s investor relations website at http://www.ir.higherone.com. In addition, an archive of the webcast will be available for 90 days through the same link. A replay of the call will be available at 855-859-2056 for domestic listeners and 404-537-3406 for international listeners. Please use the passcode 18902953 to access the replay.

About Higher One Holdings

Higher One Holdings, Inc. (NYSE: ONE) is a leading financial technology company focused on providing cost-saving solutions that enhance student service for the business office of colleges and universities. Higher One’s technologies for higher education institutions streamline the processes of financial aid disbursement and payment acceptance. Higher One also provides options for students and families to manage college-related expenses, such as unique student-banking services, and financial education through $tart with Change. Higher One supports more than 1,500 college and university campuses and more than 9 million students across the U.S. More information can be found at www.higherone.com.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied.  Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature.  Forward-looking statements contained herein include, among others, statements concerning management’s expectations about future events and Higher One’s operating plans and performance, bank partners, the regulatory environment, banking fees, litigation, sales, and the expected benefits of acquisitions, and such statements are based on the current beliefs and expectations of Higher One management, as applicable, and are subject to known and unknown risks and uncertainties. There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These statements speak only as of the date they are made, and the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For further information regarding the risks associated with Higher One’s business, please refer to Higher One’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the most recent fiscal year end, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Use of Non-GAAP Financial Measures

This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS. We believe that these non-GAAP measures, which exclude amortization of intangibles, stock-based compensation, and certain non-recurring, non-cash impacts and other adjustments to our results, all net of taxes, provide useful information regarding normalized trends relating to the company’s financial condition and results of operations. Reconciliations of each non-GAAP measure to its closest comparable GAAP measure are included in this press release.

Contacts

Investor Relations:	Patrick Pearson, 203-776-7776 x4421, ppearson@higherone.com

Media Relations:	Shoba Lemoine, 203-776-7776 x4503, slemoine@higherone.com

Higher One Holdings, Inc.

Condensed Consolidated Statements of Operations

(In thousands of dollars, except share and per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue:
Account revenue	$26,660	$31,578	$115,183	$131,053
Payment transaction revenue	16,562	15,579	64,059	58,231
Higher education institution revenue	5,924	5,781	24,197	24,219
Other revenue	211	187	769	910
Gross revenue	49,357	53,125	204,208	214,413
Less: allowance for customer restitution	(24,370)	-	(46,250)	(8,750)
Revenue	24,987	53,125	157,958	205,663
Cost of revenue	23,487	24,972	99,534	100,607
Gross margin	1,500	28,153	58,424	105,056
Operating expenses:
General and administrative	15,464	15,588	65,728	61,150
Product development	1,682	1,362	6,579	5,840
Sales and marketing	3,428	3,774	13,909	15,958
Restructuring charge	106	-	680	-
Civil money penalty and adminstrative costs related to customer restitution	6,026	-	6,026	-
Costs related to planned disposal of disbursements business	436	-	436	-
Total operating expenses	27,142	20,724	93,358	82,948
Income (loss) from continuing operations	(25,642)	7,429	(34,934)	22,108
Interest income	19	19	82	92
Interest expense	(3,031)	(633)	(6,073)	(2,546)
Other income (loss)	78	(883)	1,435	678
Net income (loss) before income taxes	(28,576)	5,932	(39,490)	20,332
Income tax expense (benefit)	(9,664)	2,412	(13,055)	8,036
Income (loss) from continuing operations	(18,912)	3,520	(26,435)	12,296
Discontinued operations:
Income (loss) from operations	(656)	955	2,145	4,310
Gain on disposal	58,153	-	58,153	-
Income tax expense	(21,934)	(363)	(23,004)	(1,639)
Income from discontinued operations	35,563	592	37,294	2,671
Net income	$16,651	$4,112	$10,859	$14,967

Weighted average shares outstanding
Basic	47,797,671	47,295,685	47,653,763	47,209,780
Diluted	48,622,870	47,696,315	48,186,437	48,050,039

Earnings per share of common stock - basic
Continuing operations	$-0.40	$0.07	$-0.55	$0.26
Net income per share	$0.35	$0.09	$0.23	$0.32

Earnings per share of common stock - diluted
Continuing operations	$-0.40	$0.07	$-0.55	$0.26
Net income per share	$0.34	$0.09	$0.23	$0.31

Net income	$16,651	$4,112	$10,859	$14,967
Other comprehensive loss
Foreign currency translation adjustment	(113)	-	(113)	-
Comprehensive income	$16,538	$4,112	$10,746	$14,967

Higher One Holdings, Inc.

Condensed Consolidated Operating Segment Statements of Operations

(In thousands of dollars, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2015		2014	2015		2014
Revenue
Disbursements	$3,636	(1)	$32,887	$74,686	(2)	$127,970	(3)
Payments	21,351		20,238	83,272		77,693
Total revenues	24,987		53,125	157,958		205,663

Cost of revenue
Disbursements	13,456		15,422	58,755		61,540
Payments	10,031		9,550	40,779		39,067
Total cost of revenue	23,487		24,972	99,534		100,607

Gross margin
Disbursements	(9,820)		17,465	15,931		66,430
Payments	11,320		10,688	42,493		38,626
Total gross margin	1,500		28,153	58,424		105,056

Operating expenses
Disbursements	19,056		12,845	60,872		51,298
Payments	8,086		7,879	32,486		31,650
Total operating expenses	27,142		20,724	93,358		82,948

Income from continuing operations
Disbursements	(28,876)		4,620	(44,941)		15,132
Payments	3,234		2,809	10,007		6,976
Total income (loss) from continuing operations	$(25,642)		$7,429	$(34,934)		$22,108

(1) Reflects the impact of the allowance for potential customer restitution of $24.4 million.

(2) Reflects the impact of the allowance for potential customer restitution of $46.3 million.

(3) Reflects the impact of the allowance for potential customer restitution of $8.75 million.

Higher One Holdings, Inc.

Condensed Consolidated Balance Sheets

 (In thousands of dollars, except share and per share amounts)

(unaudited)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$26,868	$40,022
Investments in marketable securities	-	249
Accounts receivable	5,052	4,765
Income receivable	9,227	9,053
Prepaid expenses and other current assets	8,059	7,697
Current assets of discontinued operations	-	4,272
Total current assets	49,206	$66,058
Deferred costs	3,753	4,187
Fixed assets, net	42,288	46,315
Intangible assets, net	31,430	37,106
Goodwill	53,022	53,023
Loan receivable related to New Markets Tax Credit financing	7,633	7,633
Other assets	2,909	2,523
Restricted cash	2,729	2,725
Non-current assets of discontinued operations	-	33,982
Total assets	$192,970	$253,552

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,040	$3,276
Accrued expenses	19,675	25,833
Deferred revenue	17,145	16,216
Current liabilities of discontinued operations	-	9,060
Total current liabilities	$39,860	$54,385
Deferred revenue and other non-current liabilities	5,414	3,858
Loan payable and deferred contribution related to New Markets Tax Credit financing	8,561	8,871
Debt	29,000	94,000
Deferred tax liabilities	1,659	95
Non-current liabilities of discontinued operations	-	161
Total liabilities	$84,494	$161,370
Commitments and contingencies (Note 15)
Stockholders’ equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 59,921,503 shares issued and 48,008,477 shares outstanding at December 31, 2015; 59,570,839 shares issued and 47,657,813 shares outstanding at December 31, 2014	60	60
Additional paid-in capital	191,136	185,588
Treasury stock, 11,913,026 shares at December 31, 2015 and 2014	(137,899)	(137,899)
Accumulated other comprehensive loss	(113)	-
Retained earnings	55,292	44,433
Total stockholders’ equity	108,476	92,182
Total liabilities and stockholders’ equity	$192,970	$253,552

Higher One Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

 (In thousands of dollars)

(unaudited)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities
Net income	$10,859	$14,967
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,618	19,072
Amortization of deferred finance costs	4,275	484
Gain on disposition of data analytics business	(58,153)	-
Stock-based compensation	6,589	4,574
Deferred income taxes	255	2,967
Income tax benefit related to exercise of stock options	(14)	(49)
Other income	(314)	(35)
Loss on disposal of fixed assets	149	118
Changes in operating assets and liabilities:
Accounts receivable	528	(182)
Income receivable	(174)	(2,373)
Deferred costs	(498)	(2,250)
Prepaid expenses and other current assets	943	(3,548)
Other assets	(386)	(1,612)
Accounts payable	(299)	(528)
Accrued expenses	(6,000)	(4,776)
Deferred revenue	2,008	3,381
Net cash provided by (used in) operating activities	(18,614)	30,210
Cash flows from investing activities
Purchases of fixed assets	(2,681)	(3,487)
Additions to internal use software	(4,478)	(5,295)
Proceeds from disposition of data analytics business	52,063	-
Proceeds from sale of investments and amounts received from restricted cash	249	25
Proceeds from disposition of equity method investment	-	3,581
Proceeds from development related subsidies	-	3,468
Net cash provided by (used in) investing activities	45,153	(1,708)
Cash flows from financing activities
Proceeds from line of credit	-	15,000
Repayments of line of credit	(35,000)	(10,000)
Payment of deferred financing costs	(4,990)	-
Excess tax benefit related to stock options	14	49
Proceeds from exercise of stock options	356	203
Net cash provided by (used in) financing activities	(39,620)	5,252
Effect of exchange rate changes on cash	(73)	-
Net change in cash and cash equivalents	(13,154)	33,754
Cash and cash equivalents at beginning of period	40,022	6,268
Cash and cash equivalents at end of period	$26,868	$40,022

Higher One Holdings, Inc.

Unaudited Supplemental Operating Data

(In thousands)

	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	December 31,
	2014	2015	2015	2015	2015

Refund Management SSE (1)	5,078	5,096	5,026	4,918	4,919
change from prior year period	2%	0%	-2%	-2%	-3%

Ending OneAccounts (2)	2,135	2,179	2,007	2,038	1,965
change from prior year period	-3%	-5%	-4%	-7%	-8%

(1)

Refund Management SSE is defined as the number of students enrolled at institutions that have signed contracts to use the Refund Management disbursement service by the end of a given period as of the date the contract is signed (using the most up-to-date Integrated Postsecondary Education Data System data at that point in time). Refund Management SSE for all periods other than September 30, 2015 reflects Fall 2013 provisional enrollment data from IPEDS. The effect of updating Refund Management SSE as of September 30, 2015 resulted in a decrease of approximately 98,000 SSE from the enrollment figures prior to that point in time.

(2)	Ending OneAccounts is defined as the number of accounts with a non-zero balance at the end of a given period.

Higher One Holdings, Inc.

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)
	(in thousands)

Net income	$16,651	$4,112	$10,859	$14,967
Interest income	(19)	(19)	(82)	(92)
Interest expense	3,356	823	7,250	3,266
Income tax expense	12,270	2,775	9,949	9,675
Depreciation and amortization	5,189	4,949	21,618	19,072
EBITDA	37,447	12,640	49,594	46,888
Restructuring charge	106	-	680	-
Stock-based compensation expense	1,712	1,147	6,589	4,574
Allowance for customer restitution	30,396	-	52,276	8,750
Costs related to planned disposal of disbursements business	436	-	436	-
Gain on disposition of data analytics business	(58,153)	-	(58,153)	-
Campus Solutions settlement received, net of related expense	-	960	-	(644)
Adjusted EBITDA	$11,944	$14,747	$51,422	$59,568

Unaudited Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and Adjusted Diluted EPS

(In thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)
	(in thousands)

Net income	$16,651	$4,112	$10,859	$14,967

Restructuring charge	106	-	680	-
Allowance for customer restitution and related costs	25,933	-	47,813	8,750
Gain on disposition of data analytics business	(58,153)	-	(58,153)	-
Costs related to planned disposal of disbursements business	436	-	436	-
Campus Solutions settlement received, net	-	960	-	(644)
Stock-based compensation expense - non-qualified stock option grants	1,439	903	5,618	3,284
Amortization of intangibles	1,606	1,850	7,066	7,847
Amortization of deferred finance costs	2,617	115	4,274	484
Total pre-tax adjustments	(26,016)	3,828	7,734	19,721
Tax rate	35.1%	38.5%	39.0%	38.5%
Tax adjustment	(9,135)	1,474	3,016	7,593
Adjustments, net of tax	(16,881)	2,354	4,718	12,128

Civil money penalty related to customer restitution	4,463	-	4,463	-
Release of state tax valuation allowance	285	-	-	-
Stock-based compensation expense - incentive stock option grants	273	245	970	1,290
Total after-tax adjustments	5,021	245	5,433	1,290

Adjusted net income	$4,791	$6,711	$21,010	$28,385

Diluted weighted average shares outstanding	48,623	47,696	48,186	48,050
GAAP net income per share (diluted)	$0.34	$0.09	$0.23	$0.31
Non-GAAP adjusted net income per share (diluted)	$0.10	$0.14	$0.44	$0.59